Exhibit 10.2

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

Contents

Statement	2
Summary	3
Body	6
1. Preface	6
2. Entrusting party, Property holder	6
3. Purpose of appraisal	7
4. Appraisal Objects and scope	7
5. Value type and definition	9
6. Appraisal reference date	9
7. Appraisal basis	9
8. Appraisal methods	11
9. Implementation of appraisal procedures	15
10. Appraisal hypothesis	16
11. Appraisal conclusions	18
12. Special notes	20
13. Restrictions on the use of the appraisal report	21
14. Reporting date	22
15. Signature and stamp	22
Documents for future reference	22

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 1 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

Statement
We make the following solemn declaration on this report：

1. To the best of CPV’s knowledge, the statement of the matters is objective.

2. CPV has no existing or expected benefits from the appraisal object, no personal gains with the entrusting party or any prejudice on the entrusting party and related parties.

3. The analysis and the conclusions of the report are formed on the bases of independence, objectivity and impartiality and are true only under the evaluation hypothesis and limitations set in the report.

4. Report conclusions are effective only on the appraisal reference date stated clearly on the report. Report users should determine the effective period of the report properly according to the condition of assets and changes of the market after the reference date.

5. Certified Public Valuer（PVC）and the appraisal institute possess qualifications and relevant professional practice evaluation experience. They did not use other appraisal institutes or experts’ achievement during the process.

6. PVCs have carried out scene investigation to the appraisal object in person.

7. The purpose of CPV’s performing assets appraisal business is to estimate the value of the appraisal object and publish professional opinion, they do not assume responsibility for related parties’ decisions. Conclusions of the appraisal should not be considered to be the guarantee for realized price of the appraisal object.

8. It’s the responsibilities of PVCs to comply with relevant laws, regulations and appraisal standards and give professional opinions after assessing the value of the object. For entrusting party and related parties, it’s the responsibilities to provide the necessary information and ensure the authenticity, legitimacy and integrity of the information provided and to use the appraisal report appropriately.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 2 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

9. PVCs paid necessary attention to the status of the legal ownership of the appraisal object, but do not make any form of guarantee for the legal ownership of the object.

10. The use of appraisal report is limited to the stated appraisal purpose. The consequences caused by improper use have noting to do with registered valuer with signature and the appraisal institute.

11. Appraisal report users should focus on the special notes and restrictions.

Summary of assets appraisal report on whole assets sale of Tonghua
Linyuan Grape Planting Co., Ltd

Jilin Zhongzhaoxin Appraisal Report[2013] No.6

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd. accepted entrust from Tonghua Linyuan Grape Planting Co.,Ltd，and has appraised its whole assets and liabilities related with items of verification assets, has appraised the fair market value of the assets and liabilities on the appraisal reference date of May 31st , 2013 according to State laws and rules, abiding by the principles of objectivity, independence, scientificity, and specification. Our appraisers did field reconnaissance, market research and confirmation according to the necessary assessment procedures. And now appraisal report is summarized as follows:

The appraisal purpose is to provide reference opinions of the fair market value on the appraisal reference date for the sale of whole assets and liabilities of TongHua Linyuan Grape Planting Co.,Ltd.

Appraised value type is market value.

Market value refers to the value estimated amount of an asset in a normal fair transaction on reference date in the case that a willing buyer and a willing seller act rationally without any compulsion.

The appraisal object is all the assets and liabilities of Tonghua Linyuan as of May 31,2013. The scope of the appraisal includes current assets, fixed assets, current liabilities.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 3 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

According to Tonghua Lin Yuan’s requirement of the whole sale time, the reference date is determined by the entrusting party for May 31, 2013，all the standards of fixing the price are the price standards that are effective on reference date.

Cost method will be used in this appraisal.

After the implementation of the appraisal process, we got the following conclusions about all the assets and liabilities submitted by Tonghua Linyuan:

Total book value of assets is 673,374.19 RMB, appraised value is 2,001,373.38 RMB，evaluation rising in value is 1,327,999.19 RMB, appreciation rate is 197.22%；

Total book value of liabilities is 2,001,373.38 RMB, appraised value is 2,001,373.38 RMB；

Total book value of net assets is -1,327,999.19 RMB, appraised value is 0.00 RMB，evaluation rising in value is 1,327,999.19 RMB, appreciation rate is -100.00%。

The reasons for evaluation rising in value are as follows: part of machineries and equipments are non-standard customized according to process requirements, with the price rising of processing raw materials and labor costs rising, this part of the equipments’ price also rose. Since the equipments were enabled to the reference date, this batch of equipments worked  below capacity, however, the equipment daily maintenance is good, the device's better physical condition and better economic condition caused the device rising in value. Equipment depreciation period is shorter than the service life, this also led to evaluation rising in value.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 4 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

See the table below for details of appraisal conclusions:

Summary table of asset appraisal results
Appraisal reference date: May 31,2013

Appraisal object：Tonghua Linyuan Grape Planting Co.,Ltd.			Monetary unit: RMB Ten 10,000 Yuan
Items		Book value	Appraised Value	Increase or decrease in value	Appreciation rate％
		A	B	C=B-A	D=C/A×100%
1	Current assets	18.80	18.80	-	-
2	Non-current assets	48.54	181.34	132.80	273.60
3	Including: Financial assets available for sale			-
4	Investments held to maturity			-
5	Long-term receivables			-
6	Long-term equity investments			-
7	Investment property			-
8	Fixed assets	48.54	181.34	132.80	273.60
9	Construction in progress			-
10	Construction materials			-
11	Disposal of fixed assets			-
12	Productive biological assets			-
13	Oil and gas assets			-
14	Intangible assets			-
15	Development expenditure			-
16	Goodwill			-
17	Long-term prepaid expenses			-
18	Deferred income tax assets			-
19	Other non- current assets			-
20	Total assets	67.34	200.14	132.80	197.22
21	Current liabilities	200.14	200.14	-	-
22	Non-current liabilities			-
23	Total Liabilities	200.14	200.14	-	-
24	Net Assets (owner's equity)	-132.80	0.00	132.80	-100.00

This report is valid for one year，that is, from May 31,2013 to May 30,2014.

Reporting date is June 29,2013.

Important Notes

Above excerpt is from assets appraisal report. For a comprehensive understanding of the overall situation, assets appraisal report should be read carefully.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 5 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd

Assets Appraisal Report

Jilin Zhongzhaoxin Modern Appraisal Report[2013] No.6

1. Preface

Tonghua Linyuan Grape Planting Co.,Ltd:

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd. Accepted your company’s commission, appraised your whole assets and liabilities related with items of verification assets, and appraised the fair market value of the assets and liabilities on the appraisal reference date of May 31st , 2013 according to State laws and rules, abiding by the principles of objectivity, independence, scientificity, and specification. Our appraisers did field reconnaissance, market research and confirmation according to the necessary assessment procedures. The appraisal conditions and conclusions are as follows:

2. Entrusting party、owner of property and other users of the appraisal report

2.1 The entrusting party and owner of property：Tonghua Linyuan Grape Planting Co.,Ltd.

Address: Qingshi Town Ji’an City

Legal person: Sun,Hui

Registered Capital：10,330,000.00 RMB

Type of enterprise：Limited liability(Wholly foreign-owned enterprise)

Business Scope: Grape Planting, wine producing, 销售***

Registration No.: 220500400000451

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 6 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

Company Profile: Tonghua Linyuan Grape Planting Co.,Ltd. was merged by China Ginseng Holdings, Inc. in October of 2006 in the way of converting into shares and became a subsidiary of China Ginseng. It was established with approval of the Tonghua City industrial and commercial burea. Legal address located in Qingshi Town,Ji’an City. The company used the abundant resources in Changbai Mountain to develop Changbai Mountain excellent wild grapes cultivating, fresh juice squeezing, wine producing and selling. It adopted domestic and foreign advanced technology and scientific management methods to improve product quality and develop new products. The quality and price are competitive in the international market.

2.2 Other users of the report: Based on the Engagement Letter of Assets Appraisal Business, the users of the report includes entrusting party, Property holder and related parties that will implement economic behaviors to transfer Linyuan Company’s assets.

3. Purpose of appraisal

The purpose of this appraisal is to provide value reference suggestions for the whole assets and liabilities sale which is declared by Tonghua Linyuan Grape Planting Co.,Ltd.

This has been discussed by the Board of Directors of China Ginseng Holdings,Inc. and the board decided to sell Tonghua linyuan Grape Planting Co.,Ltd as a unity.

4. Appraisal Objects and scope

4.1. Appraisal Objects and scope

The appraisal objects and scope is all the assets and liabilities declared by Tonghua linyuan Grape Planting Co.,Ltd.

The Scope is all the assets and liabilities shown in the audited balance sheet of Tonghua Linyuan Grape Planting Co.,Ltd as of May 31th,2013, that is, total assets 673,374.19, total liabilities2,001,373.38 RMB，net assets -1,327,999.19 RMB.

Jilin Zhongzhaoxin Certified Public Accountants Co., Lt. has audited Tonghua Linyuan’s accounting statements of 2013 and issued standard opinion audit report (Jilin Zhongzhaoxin Audit Report[2013] No.3033). This appraisal is carried out on the basis of the confirmed financial statements.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 7 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

Please see the inventory appraisal schedule for specific details of the appraised assets.

After verification，Assets included in the scope of this appraisal is in conformity with the range of assets determined by economic behavior and the appraisal scope agreed in the Asset Appraisal Engagement Letter.

4.2. Basic situations of appraised assets and liabilities

Appraised assets consist of current assets and fixed assets in which the book value of current assets is 188,000.74 RMB, net book value of fixed assets is 485,373.45 RMB.

Appraised current assets are accounts receivable and other receivables. The carrying amount of accounts receivable is 105,042.74 RMB，no provision for bad debts, a total of two current accounts，they are mainly trade receivables from the wine sale to Weilong Brewery Co., Ltd in 2004 and from the wine sale to Jilin Huamei Beverage Co.,Ltd in 2011. The book value of other receivables is 82,958.00 RMB，no provision for bad debts，a total of six current accounts, mainly were loans , deposits , etc., occurred in 2007-2009.

Appraised fixed assets are all equipments, book value is 2,486,895.45 RMB, net book value 485,373.45 RMB, totally 43 sets, mainly are stainless steel storage tank(50T), carbon steel storage tank, white steel conveying cylinder, spiral juicer, grape crusher, Spiral steam vacuum pump, and ingredients cylinder (6T),etc., the above equipments were acquired and put into use in 2006, now installed the workshop of Tonghua Linyuan company located in Qingshi Town,Ji’an City. This batch of equipments worked below capacity, the daily maintenance is good, the physical condition and economic condition are good.

Appraisal liabilities are all current liabilities, the book value is 2,001,373.38 RMB, mainly including short-term borrowings, tax payable and other payables. Book value of short-term borrowings is 2,000,000.00 RMB which is mainly the loan from Rural Credit Cooperatives. Book value of tax payable is 1,299.36 RMB for Value Added Tax payables、urban maintenance and construction tax payables that occurred in 2011. Book value of other payables is 74.02 RMB for educational surcharges that occurred in 2011.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 8 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

5. Value type and definition

‘Appraised value’ in this report refers to the value opinions for the stated purpose made by the appraisal institute and the appraisers subject to the external economic environment on the reference date and the specific conditions set forth in this report.

The value type in this report is market value type, refers to the value estimated amount of an asset in a normal fair transaction on reference date in the case that a willing buyer and a willing seller act rationally without any compulsion.

Reason for choosing market value type：this appraisal purpose is to appraise all the assets and liabilities of Tonghua Linyuan Grape Planting Co., Ltd.

It should be noted that the same asset in different market value may be different. This appraisal is generally based on domestic observable or analyzable market conditions and market environment.

6. Appraisal Reference Date

6.1. According to Tonghua Lin Yuan’s requirement of the whole sale time, the reference date is determined by the entrusting party for May 31, 2013.

6.2. All the standards of fixing the price are the price standards that are effective on reference date。

7. Appraisal basis

7.1. Law basis

7.1.1. Administrative Methods on Appraisal of State-owned Assets（State Council Decree No. 91 of 1991）.

7.1.2. File and its supporting documents about the Ministry of Finance notice on reforming state-owned assets administrative assessment methods and strengthening supervision and management advice of assets appraisal forwarded by State Council(State Council Decree No.102 of 2001)

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 9 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

7.1.3. Enforcement Rules of Administrative Methods on Appraisal of State-owned Assets (1992) GZBF No.36 issued by the former National State-owned Assets Management Bureau.

7.1.4. Provisions on Several Issues on Management of State-owned assets assessment. (Ministry of Finance Decree No. 14 of 2001)

7.1.5. Interim Measures on Management of state-owned property rights transfer（State-owned Assets Management Committee and Ministry of Finance Decree No.11）

7.1.6. Notice on Printing and Issuing ‘Administrative Measures of State-owned Asset Appraisal Project Approval’(Finance Enterprise [2001] No. 801.)

7.1.7. Notice on Printing and Issuing ‘Administrative Measures of State-owned Asset Appraisal Project Record’(Finance Enterprise [2001] No. 802.)

7.1.8. Other relevant laws and regulations documents.

7.2 Standard Basis

7.2.1. Assets Appraisal Standards—basic rules

7.2.2. Code of Ethics of Assets Appraisal—basic rules

7.2.3. Assets Appraisal Standards –Appraisal Report

7.2.4. Assets Appraisal Standards - appraisal procedures

7.2.5. Assets Appraisal Standards - Engagement Letter

7.2.6. Assets Appraisal Standards -worksheet

7.2.7. Assets Appraisal Standards - machine equipment

7.2.8. Value type guidance for Assets Appraisal

7.2.9. Business Valuation Guidance

7.2.10. Guidance for the Legal Ownership of Appraisal Objects Concerned by Registered Asset Appraiser(Accounting Association [2003]No.18)

7.2.11. Guidelines for state-owned assets appraisal report

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 10 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

7.3. Ownership basis

7.3.1. Business licence of the Property holder

7.3.2. Accounting statements on the appraisal reference date

7.3.3. Other relevant evidence or documents

7.4. Valuing Basis

7.4.1. Audit report issued by Jilin Zhongzhaoxin Certified Public Accountants Co., Ltd.

7.4.2. Electrical Equipment quote Manual

7.4.3. Appraisers collect survey data

7.5. Behavior basis

7.5.1. Engagement Letter of Assets Appraisal Business sighed between TonghuaLinyuan Grape Planting Co.,Ltd. and Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.

7.5.2. Board resolutions of China Ginseng Holdings,Inc.

7.6. Other Basis

7.6.1. Asset Inventory Reporting Schedule provide by the owner of property；

7.6.2. Notes on related issues of assets appraisal from the entrusting party and property holder

7.6.3. General ledger, subsidiary ledgers , accounting documents and other accounting information provided by the Company

7.6.4. Site inventory records and on-site inspection information obtained by the appraisers.

7.6.5. Other relevant information.

8. Appraisal methods

According to the relevant provisions of the assets appraisal industry, two or more appraisal methods should be used to the enterprise value appraisal. Generally, we appraise enterprise value through the ways of market, cost and income.

8.1. After the analysis of enterprise, market and related industries, we think the whole sale market of domestic enterprises has not been fully opened, there are not any related fair trade prices, it’s difficult to select a comparable reference, so we can’t use market method to appraise.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 11 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

8.2. Tonghua Linyuan Grape Planting Co.,Ltd mainly engaged in grape cultivation, wine production , brewing and selling，but now is in a sluggish state. After investigation, we know that there are no corporations with the same size and the same technology level,  we are unable to get an objective gain of the similar enterprises，so benefit method is not appropriate for this appraisal.

8.3 According to the base situation analysis of Tonghua Linyuan, cost method will be taken for this appraisal.

Cost method, also known as asset-based method, refers to the appraisal ideas to confirm the value of the appraisal object on the basis of reasonable assessment of the value of all their assets and liabilities. In the appraisal, we take continuing operations as the consumption and appraise the company's assets and liabilities respectively using the specific assessment methods adapted to the assets and liabilities of the enterprise. We confirm the appraised value of the net assets computed by deducting the appraised total liabilities from the appraised total assets.

Specific appraisal process and methods for each individual asset are described below:

1. Appraisal on current assets

(1) Appraisal on debt assets

Debt assets of Tonghua Linyuan Grape Planting Co.,Ltd includes accounts receivable and other receivables.

During the appraisal process, on the base of checking the consistence of account statements, and lists, after confirming that no significant factors affecting net assets by understanding and  analyzing time of occurrence of the payments, specific content, causes and creditors’ situation, by confirming the large creditors, and by analyzing and verifying the economic content and viewing  audit reports of appraisal reference date, the appraised value will be determined by the book value.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 12 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

2. Appraisal on non-current assets

(1) Appraisal on fixed assets

All fixed assets are machinery and equipment.

Appraisal on machinery and equipment: will use cost method according to the purpose of this appraisal, that is to say, Under the premise of continuous use, determining the replacement cost on the base of re-purchasing the asset with current market value, in the meanwhile, confirming the newness rate by site investigation and comprehensive technical analysis to calculated appraisal value.

Basic formula is:

Appraised value＝Equipment replacement costs × integrate newness rate or Appraised value＝replacement value－Physical depreciation－Functional depreciation－Economic depreciation

(1) Confirmation of replacement value：

1) Installation of machinery and equipment not to be installed

Replacement value＝Market price

2) Machinery and equipment to be installed

Replacement cost＝Equipment purchase price＋Transport fees＋Installation and adjustment＋Base fee＋Other fees＋Capital cost.

Non-standard equipment or device which is difficult to inquire

Looking for the same or a comparable reference in the market, adjusting different factors, confirming replacement value;

Homemade equipment

Confirming the replacement value according to the production cost plus a certain amount of taxes and fees and reasonable profit.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 13 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

Equipment without reference in the market

For a few single devices that can’t be inquired, replacement value will be got mainly by taking price index adjustment based on analysis and verification of the book value constitutes.

(2) Confirmation of newness rate：

The way of confirming the integrated newness rate is to use theoretical newness rate and site survey newness rate.

A. Calculation of theoretical newness rate

Theoretical newness rate =（Economic life－life already used）÷Economic life×100%

B. Calculation of site survey newness rate

Site survey newness rate is confirmed by physical loss and functional loss of equipments.

C. Integrate newness rate

Integrate newness rate＝service life newness rate×40%＋site survey newness rate×60%

3. Appraisal on liabilities

(1) Appraisal on debt assets

Debt assets of Tonghua Linyuan Grape Planting Co.,Ltd are short-term loans.

During the appraisal process, on the base of checking the consistence of account statements, and lists, after confirming that no significant factors affecting net assets by understanding and  analyzing time of occurrence of the payments, specific content, causes and creditors’ situation, by confirming the large creditors and by viewing audit reports of appraisal reference date, the appraised value will be determined by the book value. As for the amounts which didn’t got reply or didn’t send confirmation requests, the appraisers used alternative procedures of auditing the financial books and checking random original documents.

(2) Appraisal on tax payable

During the appraisal process, on the base of checking the consistence of account statements, and lists, after confirming that no significant factors affecting net assets by understanding and  analyzing time of occurrence of the payments, specific content, by confirming the related tax returns, books and documents, by viewing audit reports of appraisal reference date, the appraised value will be determined by the book value.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 14 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

(3) Appraisal on other payables

During the appraisal process, on the base of checking the consistence of account statements, and lists, after confirming that no significant factors affecting net assets by understanding and  analyzing time of occurrence of the payments, specific content, after auditing the financial books and checking random original documents and audit reports of appraisal reference date, the appraised value will be determined by the book value.

9. Implementation of appraisal procedures

After the appraisal institute accepted the commission, they signed the Engagement Letter, prepared appraisal plan, selected appraisers according to the appraisal purpose, scope and object to do the preparatory work with the company and made preliminary work plan. Subsequently, the appraisal team officially carried out assets appraisal work.

 9.1. Preparatory work stage

The main task of this stage is to sign the commission agreement，establish a project appraisal team and make work plan, dispose asset inventory valuation schedule to the property holder, assist enterprise to declare their assets and collect the required documents.

9.2. Site assessment stage

According to state-owned assets assessment relevant principles and provisions, Assets within the scope of the evaluation were appraised, specific steps are as follows：

Step 1. Listen to business-related personnel to introduce the asset history and current status of the relevant assets to be valued.

Step 2. Consult and identify the reported asset inventory valuation schedule and check the financial records.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 15 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

Step 3. Do the site-checking of the real assets according to the asset inventory valuation schedule content, observe and record the asset situation and talk with asset management staff to understand asset management status.

Step 4. Develop various types of specific appraisal methods according to the asset ownership status and characteristics.

Step 5. Look up the property supporting documents of appraised assets and information about current accounts, invoices and other financial information.

Step 6. Carry out market research , inquiry work；

Step 7. Appraise the assets, estimate appraised value.

9.3. Assessment summary stage

According to preliminary appraisal results from the professional groups for the various assets to analyze and summarize to ensure there are no re- assessment and leakage assessment. Besides，to adjust, modify and improve the appraisal results according to the situation analysis.

9.4. Report stage

To draft asset appraisal report based on the assessment work. After three-time reviews by the project manager, department manager and quality control department，the draft will be submitted to the entrusting party and ask the company for advice and then submit a formal report after confirming that the appraisal results objectively reflect the value of the assets

10. Appraisal hypothesis

This appraisal is based on the following premises and hypothesis:

10.1. The appraisal used transaction hypothesis, open market hypothesis and continuous use hypothesis.

10.1.1. Transaction hypothesis：assuming appraisal object has already been in the transaction process.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 16 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

10.1.2. Open market hypothesis. It’s a kind of hypothetical description or limitation for the market conditions that assets intent to enter to and for the impacts which will be accepted by the assets in such market conditions. The key of the open market hypothesis is to understand and grasp the essence and meaning of the open market. In term of assets appraisal, open market is fully developed and improved market conditions, it’s a competitive market in which there are voluntary buyers and sellers. In this market, buyers and sellers are equal in status，each has opportunities and time to get adequate market information, transactions between buyers and sellers are voluntary, rational, but not under the compulsory or unrestricted conditions.

10.1.3. Continuous use hypothesis。It’s also a condition for assets intending to enter the market and a hypothetical description of the asset status as under such market conditions. Continuous use hypothesis is subdivided into three specific situations：a)continue to use the existing usages；b)continue to use the switched usages；c)continue to use in another place.

Continue to use the existing usages’means that the appraised assets in use will continue to be used in the same way as the existing usages and methods when the property ownership changed or asset business occurred.

10.2. This appraisal takes specific evaluation purposes stated in the report as a precondition.

10.3. For the legal ownership and restrictions of the assets being evaluated in this report, the appraisers did a general survey based on the standards. In addition to the disclosures in the report, we suppose that the ownership of the appraised assets during the appraisal process is good and can be traded in the market without any burdensome restrictions.

10.4. The appraisal institute and the appraisers who signed the report or persons concerned with the report shall not be required to provide a further consultation or testimony because of the report and attend the courts or hearings in other legal proceedings unless prior agreement reached between the commissioning party and the Company.

10.5. This appraisal takes unchanged existing use after the reference date as the primary consideration.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 17 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

10.6. This appraisal supposes the external economic environment remains unchanged on the reference date, there are no material changes of the industrial policy in current industry and no new laws and regulations (whether favorable or unfavorable) will be issued. Neither possible collateral matters in the future are taken into account, nor the impacts of natural forces and other force majeure on asset prices are considered.

10.7. All the financial information and materials provided by entrusting party and owner of property are authentic, legitimate and integrated.

10.8. This appraisal takes asset stocks and asset position on the reference date as the primary consideration, the influence of subsequent events on the appraisal value is not considered. We do not assume any responsibilities for the changes in market conditions and we have no obligations to amend our report because of the events or circumstances happened after the reference date.

This appraisal conclusions will only come into existence when all the above hypotheses are met. If the hypotheses changes, the conclusions will be invalid.

11. Appraisal conclusions

Cost method will be used in this appraisal.

After the implementation of the appraisal process, we got the following conclusions about all the assets and liabilities submitted by Tonghua Linyuan:

Total book value of assets is 673,374.19 RMB, appraised value is 2,001,373.38 RMB，evaluation rising in value is 1,327,999.19 RMB, appreciation rate is 197.22%；

Total book value of liabilities is 2,001,373.38 RMB, appraised value is 2,001,373.38 RMB；

Total book value of net assets is -1,327,999.19 RMB, appraised value is 0.00 RMB，evaluation rising in value is 1,327,999.19 RMB, appreciation rate is -100.00%。

The reasons for evaluation rising in value are as follows: part of machineries and equipments are non-standard customized according to process requirements, with the price rising of processing raw materials and labor costs rising, this part of the equipments’ price also rose. Since the equipments were enabled to the reference date, this batch of equipments worked below capacity, however, the equipment daily maintenance is good, the device's better physical condition and better economic condition caused the device rising in value. Equipment depreciation period is shorter than the service life, this also led to evaluation rising in value.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 18 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

See the table below for details of appraisal conclusions：

Summary table of asset appraisal results
Appraisal reference date：May 31,2013

Appraisal object：Tonghua Linyuan Grape Planting Co.,Ltd.			Monetary unit: RMB Ten 10,000 Yuan
	Items	Book Value	Appraised Value	Increase or decrease in value	Appreciation rate％
		A	B	C=B-A	D=C/A×100%
1	Current assets	18.80	18.80	-	-
2	Non-current assets	48.54	181.34	132.80	273.60
3	Including: Financial assets available for sale			-
4	Investments held to maturity			-
5	Long-term receivables			-
6	Long-term equity investments			-
7	Investment property			-
8	Fixed assets	48.54	181.34	132.80	273.60
9	Construction in process			-
10	Construction materials			-
11	Disposal of fixed assets			-
12	Productive Biological assets			-
13	Oil and gas assets			-
14	Intangible assets			-
15	Development expenditure			-
16	Goodwill			-

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 19 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

17	Long-term prepaid expenses			-
18	Deferred income tax assets			-
19	Other non- current assets			-
20	Total assets	67.34	200.14	132.80	197.22
21	Current liabilities	200.14	200.14	-	-
22	Non-current liabilities			-
23	Total liabilities	200.14	200.14	-	-
24	Net Assets（owner's equity）	-132.80	0.00	132.80	-100.00

12. Special notes

12.1. During the time from reference date to reporting date, national macroeconomic policies and market fundamentals do not have any major changes. But we cannot predict the influence of the policies and market changes on the appraisal results after issuing the report.

12.2. It’s the responsibilities of PVCs to comply with relevant laws, regulations and appraisal standards and give professional opinions after assessing the value of the object. For entrusting party and related parties, it’s the responsibilities to provide the necessary information and ensure the authenticity, legitimacy and integrity of the information provided and to use the appraisal report appropriately.

12.3. The purpose of CPV’s performing assets appraisal business is to estimate the value of the appraisal object and publish professional opinions, they do not assume responsibility for related parties’ decisions. Conclusions of the appraisal should not be considered to be the guarantee for realized price of the appraisal object.

12.4. PVCs paid necessary attention to the status of the legal ownership of the appraisal object, but do not make any form of guarantee for the legal ownership of the object. All disputes arising from property relations have nothing to do with our company and our appraisers.

12.5. Our company and staff have no existing or expected benefits from the appraisal object, no personal gains with the entrusting party or any prejudice on the entrusting party and related parties. Appraisers abide by professional ethics and norms in the assessment process and make full efforts.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 20 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

12.6. For other matters that may impact the appraisal results, the entrusting party and the appraised company did not describe specifically, the appraisers thought that can not be generally informed based on professional experience, so our appraisal institute and the appraisers  do not bear the relevant responsibilities.

12.7. This report contains a number of reference documents which are an important part of this report，these documents are effective when they are put into use simultaneously with the main report.

12.8. If the number of assets and pricing standards changes during the conclusion validity period after the reference date, the principles below should be followed and the conclusions should not be used directly:

(1) Adjustment on the amount of assets should be done with the changes in the number of assets according to the original method.

(2) The entrusting party shall promptly hire a qualified appraisal institute to re-evaluate when there are great asset prices fluctuations with obvious influence on the conclusions.

The issues above might impact the conclusions, we wish to draw the attention of the report users that when foregoing events or circumstances change and have obvious influence on the appraisal value of assets，the entrusting party shall promptly hire a qualified appraisal institute to redefine the  appraisal value.

13. Restrictions on the use of the appraisal report

13.1. This appraisal report is only for the enterprise sale as a whole, it’s invalid for other purposes.

13.2. This appraisal report can only be used by the entrusting party , property owner and other report users restricted in the engagement letter.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 21 -

Whole Assets Sale Project of Tonghua Linyuan Grape Planting Co.,Ltd	Assets Appraisal Report

13.3. Without first obtaining consent of the appraisal institute, the contents of the report shall not be excerpted , quoted or disclosed in the public media，unless the law stipulates otherwise or the parties concerned have agreed on other arrangements.

13.4. This report is valid for one year，that is, from May 31,2013 to May 30,2014.

14. Reporting date

The reporting date is June 29, 2013.

15. Signature and stamp

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	Legal Representative：

Changchun , Jilin	China CPV：

June 29, 2013	China CPV：

Documents for future reference

1. Appraisal detailed statement;

2. Engagement Letter of Assets Appraisal Business;

3. Board Resolution of China Ginseng Holdings,Inc.;

4. Business License Copy of Tonghua Linyuan Grape Planting Co.,Ltd.;

5. Audit Report;

6. Commitment letter of entrusting party;

7. Commitment letter of Certified Public Valuer;

8. Photos;

9. Business License Copy of Appraisal Institution;

10. Qualification Certificate Copy of the Appraisal Institution;

11. Qualification Certificate Copies of Appraisal Members.

Jilin Zhongzhaoxin Assets Appraisal Co., Ltd.	TEL：0431-87013048
ADD：RM.303 BLDG 17 Chaoda·Pangu Int’l Business Harbor,No.3355 Guigu St.Changchun,Jilin	- 22 -